Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
David Green	Chane Graziano	Bryce Chicoyne
President	CEO	CFO
dgreen@harvardbioscience.com	cgraziano@harvardbioscience.com	bchicoyne@harvardbioscience.com
Harvard Bioscience, Inc.

84 October Hill Road

Holliston, MA 01746

Tel: 508 893 8999
Fax: 508 429 8478

HBIO Reports Second Quarter Results and Update on Divestment of Capital Equipment Business Segment

Holliston, MA, August 8, 2005 / — Harvard Bioscience, Inc. (Nasdaq: HBIO), today reported financial highlights for the three and six months ended June 30, 2005 and provided an update on the divestment of the Capital Equipment Business Segment.

Revenues for the three months ended June 30, 2005 were $21.7 million, a decrease of 3% from revenues of $22.5 million for the three months ended June 30, 2004.  Net loss, as measured under U.S. generally accepted accounting principles (“GAAP”), for the quarter ended June 30, 2005 was $27.4 million, or $0.90 per basic and diluted share, compared to net income of $0.3 million, or $0.01 per basic and diluted share, for the quarter ended June 30, 2004.

Revenues for the six months ended June 30, 2005 were $44.2 million, a decrease of 1% from revenues of $44.6 million for the six months ended June 30, 2004.  Net loss, as measured under GAAP, for the six months ended June 30, 2005 was $27.2 million, or $0.89 per basic and diluted share, compared to net income of $0.2 million, or $0.01 per basic and diluted share, for the six months ended June 30, 2004.

Reflected in the net losses as measured under GAAP for the three and six months ended June 30, 2005, are $17.9 million of non-cash charges for the impairment of goodwill and other intangible assets and $4.2 million of restructuring charges in the Company’s Capital Equipment Business Segment.  Additionally, a net valuation allowance of $3.5 million on certain deferred tax assets was recorded during the second quarter of 2005.

Quarterly and year-to-date comparisons of revenues by business segment are as follows:

	Three Months Ended
	June 30,		Dollar	Percent
(in thousands)	2005	2004	Change	Change
Revenues
Apparatus and Instrumentation	$16,277	$15,626	$651	4.2%
Capital Equipment	5,447	6,834	(1,387)	-20.3%
Total	21,724	22,460	(736)	-3.3%

	Six Months Ended
	June 30,		Dollar	Percent
(in thousands)	2005	2004	Change	Change
Revenues
Apparatus and Instrumentation	$32,412	$30,812	$1,600	5.2%
Capital Equipment	11,747	13,813	(2,066)	-15.0%
Total	44,159	44,625	(466)	-1.0%

“As previously announced we intend to divest our Capital Equipment business,” said Chane Graziano, CEO of Harvard Bioscience.  He continued, “We have recently engaged Thomas Weisel Partners, an investment bank, to assist in this process. Therefore, in this quarter’s earnings release and conference call we will focus our attention on the continuing Apparatus and Instrumentation business to give our investors a better understanding of its historical performance as well as guidance for the balance of the year.

The Apparatus and Instrumentation business is made up of a broad array of products which generally occupy strong market positions in relatively small markets within the life science industry.  These products generally cost less than $10,000 and are usually not classified as capital equipment.  We sell these products through our catalog, websites, and distributors such as GE, Fisher and VWR. In this respect the Apparatus and Instrumentation business is more similar to reagent or consumable businesses than capital equipment businesses. We are not dependent on one technology or product line. Although we distribute complementary products made by other companies for the convenience of our customers, approximately 90% of our revenues from this business come from our manufactured products.  Because of our broad range of products, and relatively low unit price, revenues for this business are generally more predictable than those for capital equipment. Some of our major product lines are syringe pumps, ventilators, electroporation systems, tissue and organ systems, electrophoresis equipment, spectrophotometers and plate readers.

Our Apparatus and Instrumentation business has been very successful over a long period of time.  It has shown good growth and great profitability.  We have built this business through a combination of organic and acquisition growth.  The Apparatus and Instrumentation business has shown organic growth averaging 10% a year from 1997 to 2004(1).  Since 1996, we have made 15 acquisitions into the Apparatus and Instrumentation business.  This combination of organic growth plus acquisitions has given this business a five year compound annual growth rate of 20% in revenues, 60% in operating income and 24% in adjusted operating income.  Please note that we do not allocate corporate costs to our business segments.  Since 2000, adjusted operating margin for this business has consistently been above 20% of revenues.  Going forward our goal is to continue this trend.

(1) Organic growth includes revenue growth under Harvard Bioscience’s ownership.  For example, revenues under Harvard Bioscience ownership compared to revenues during the preceding 12 month period under the previous ownership.

Organic growth has been driven by expanding distribution channels, utilizing our database of over 150,000 end user scientists and the introduction of new products.  Since we expect acquisitions to continue to be an important part of our growth strategy we have recently engaged an investment bank to assist us in identifying a much larger pipeline of potential acquisitions.”

The financial history of the Apparatus and Instrumentation business is summarized below:

(millions)	1997	1998	1999	2000	2001	2002	2003	2004
Revenue	$11.5	$12.1	$26.2	$30.6	$38.1	$47.1	$52.0	$64.8
Non-GAAP Adjusted Operating Income(2)	$2.1	$2.4	$4.8	$6.5	$9.5	$11.1	$12.1	$14.4
Non-GAAP Adjusted Operating Margin(3)	18.3%	19.8%	18.3%	21.2%	24.9%	23.6%	23.3%	22.2%

Please refer to Exhibit #6 for a reconciliation of GAAP operating income to Non-GAAP operating income by business segment.

Prior to 2000 all corporate costs are included in the above results.  From 2000 onward we did not allocate corporate costs to either the Apparatus and Instrumentation business or the Capital Equipment business.

Second quarter results for the Apparatus and Instrumentation business were strong with orders growth of 8% over both Q1 this year and Q2 last year.  Revenues grew 4% with the favorable effect of foreign exchange less than 1%.  Adjusted operating margin was again over 20% of revenues.

Guidance for the balance of 2005, which excludes the Capital Equipment business and which we intend to account for under held for sale accounting beginning in the third quarter of 2005, is as follows:

2005 By Quarter	Q3		Q4
Apparatus & Instrumentation
Revenues	$16-17 million		$17-18 million
Non-GAAP Adjusted Diluted EPS	$0.07		$0.07

Corporate costs EPS	$(0.03	)*	$(0.03	)*
Non-GAAP net diluted EPS	$0.04		$0.04

Non-GAAP adjusted diluted earnings per share exclude the amortization of intangible assets of approximately $0.4 million per quarter and assume an estimated effective tax rate of 40%.

* Note that until the Capital Equipment business is divested Harvard Bioscience will continue to bear corporate costs for both segments and therefore we will continue to report Apparatus and Instrumentation business results and Corporate costs separately until the Capital Equipment business is divested.  Once the Capital Equipment business is divested we expect Corporate costs to decrease by an annualized $0.02-$0.03 per share from 2005 levels.

(2)

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income

(unaudited and in thousands)

Apparatus and Instrumentation Business Segment	Years ended December 31,
	1997	1998	1999	2000	2001	2002	2003	2004

US GAAP operating income (loss)	$2,119	$2,412	$1,196	$4,855	$7,788	$9,678	$10,718	$12,536
Stock compensation expense	—	—	3,284	1,026	585	331	143	69
Amortization of intangible assets	—	27	368	604	956	595	891	1,582
Fair value adjustments to costs of product sales	—	—	—	—	—	—	336	258
In-process research and development expense	—	—	—	—	159	—	—	—
Restructuring and severance related expenses	—	—	—	—	—	474	—	—
Non-GAAP adjusted operating income	$2,119	$2,439	$4,848	$6,485	$9,488	$11,078	$12,088	$14,445

(3) Adjusted operating margin is calculated by dividing adjusted operating income by revenue.

Update on Divestment of the Capital Equipment Business.

On July 27th we announced our intention to divest the Capital Equipment business.  This process is moving forward as planned. We expect to use the proceeds to pay down our $15.2 million debt facility and to fund our growth strategy of tuckunder acquisitions.

Operating Results for Continuing Operations – Apparatus and Instrumentation and Corporate

Three months ended June 30, 2005 compared to three months ended June 30, 2004:

Apparatus and Instrumentation revenues increased $0.7 million, or 4.2%, to $16.3 million for the three months ended June 30, 2005 from $15.6 million for the three months ended June 30, 2004.  The increase in sales at Harvard Apparatus of approximately $0.2 million was primarily due to the increase in sales across various domestic product lines.  Revenues increased approximately $0.4 million at our Biochrom subsidiary primarily due to the establishment of additional European distribution channels, increased sales to G.E. Healthcare, and an increase in sales at our Asys subsidiary.  Also contributing to the increase in revenues for the second quarter of 2005 was a positive impact on sales denominated in foreign currencies of approximately $0.1 million.

Apparatus and Instrumentation cost of product revenues increased $0.3 million, or 4.2%, to $8.3 million for the three months ended June 30, 2005 from $8.0 million for the three months ended June 30, 2004.   The increase in cost of product revenue is directly attributed to the increase in revenues described above.

Apparatus and Instrumentation sales and marketing expenses increased $0.2 million, or 11.0%, to $2.0 million for the three months ended June 30, 2005 from $1.8 million for the three months ended June 30, 2004.   The increase in sales and marketing expenses of $0.2 million is primarily due to increased investment in direct marketing at Harvard Apparatus.

Apparatus and Instrumentation general and administrative expenses increased $0.1 million, or 6.9%, to $1.7 million for the three months ended June 30, 2005 from $1.6 million for the three months ended June 30, 2004.   The increase in general and administrative expense is primarily due to the increased investment noted above at Harvard Apparatus.

Corporate general and administrative expenses increased $0.3 million, or 29.2%, to $1.3 million for the three months ended June 30, 2005 from $1.0 million for the three months ended June 30, 2004.   The increases in general and administrative expenses are primarily due to costs associated with Sarbanes-Oxley compliance.

Apparatus and Instrumentation research and development expenses of $0.7 million for the three months ended June 30, 2005, were relatively consistent with the same period of 2004.

Six months ended June 30, 2005 compared to six months ended June 30, 2004:

Apparatus and Instrumentation revenues increased $1.6 million, or 5.2% to $32.4 million for the six months ended June 30, 2005 from $30.8 million for the six months ended June 30, 2004.  The increase in revenues of approximately $1.6 million was primarily due to an increase of approximately $0.7 million in sales of syringe pumps in our recently acquired KD Scientific business and of approximately $0.7 million in our Biochrom reporting unit due to the establishment of additional European distribution channels and an increase in sales at our Asys subsidiary.  Also contributing to the increase in revenues for the first six months of 2005 was a positive impact on sales denominated in foreign currencies of approximately $0.3 million.

Apparatus and Instrumentation cost of product revenues increased $1.0 million, or 6.5%, to $16.8 million for the six months ended June 30, 2005 from $15.7 million for the six months ended June 30, 2004.   The increase in cost of product sales is directly attributed to the increase in revenues described above and an increase in sales of products with lower gross margins at our Biochrom subsidiary.

Apparatus and Instrumentation sales and marketing expenses increased $0.4 million, or 10.8%, to $4.1 million for the six months ended June 30, 2005 from $3.7 million for the six months ended June 30, 2004.   The increase in sales and marketing expenses is primarily due to increased investment in direct marketing at Harvard Apparatus and expanding distribution channels at Hoefer.

Apparatus and Instrumentation general and administrative expenses increased $0.2 million, or 6.2%, to $3.5 million for the six months ended June 30, 2005 from $3.3 million for the six months ended June 30, 2004.   The increase in general and administrative expense is primarily due to our acquisition of KD Scientific and to an increase in salary and related expenses.

Corporate general and administrative expenses increased $0.6 million, or 28.8%, to $2.4 million for the six months ended June 30, 2005 from $1.8 million for the six months ended June 30, 2004.   The increases in general and administrative expenses are primarily due to costs associated with Sarbanes-Oxley compliance.

Apparatus and Instrumentation research and development expenses increased $0.3 million, or 19.2%, to $1.6 million for the six months ended June 30, 2005 from $1.3 million for the six months ended June 30, 2004.  The increase was primarily due to investment to launch our new BTX 2001 electrofusion system.

Balance Sheet

The Company ended the quarter with cash and cash equivalents of $13.2 million, a decrease of approximately $0.7 million since December 31, 2004.  The Company ended the quarter with approximately $15.2 million drawn against its $20 million credit facility.

As previously announced, management will host a conference call regarding second quarter results which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. web site.  The conference call will begin at 6:00 p.m. Eastern Time on Monday August 8, 2005.  To listen to the conference call, log on to our website at: www.harvardbioscience.com, click on the Earnings Call icon.  Any material financial and other statistical information presented on the call which is not included in our earnings release, as well as our earnings release, is available on our website by clicking on the Press Releases button.  If you are unable to listen to the live web cast, the call, this press release and any related financial or statistical information will be archived on our web site by clicking on the Press Releases button or Earnings Call icon, as appropriate.  The live conference call can also be accessed by dialing 800-901-5213 and referencing the pass code of “49967338”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted statements of income before income taxes for our Apparatus and Instrumentation and Capital Equipment Business Segments, adjusted operating income, adjusted operating margin, and adjusted earnings per diluted share.  We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business.   For the periods presented, these non-GAAP financial measures have excluded certain expenses primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business including amortization of intangibles related to acquisitions, fair value adjustments of inventory and backlog related to acquisitions, restructuring expenses(4) and stock compensation expense, all net of tax.  This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company.  In particular, we believe that the presentation of a non-GAAP adjusted consolidated statement of income, including a number of adjusted line items, provides investors with a clearer understanding of the full effect of the adjustments that we make to our GAAP net income in order to derive our non-GAAP adjusted net income and net income per share.  In this quarter, due to our decision to divest the Capital Equipment Business Segment, we believe that the presentation of non-GAAP adjusted consolidated statements of income on a segment by segment basis is useful to provide investors with a clearer understanding of our business as we intend to operate it following the divestiture.  Tabular reconciliations of our non-GAAP income (loss) before taxes for our Apparatus and Instrumentation and Capital Equipment Business Segments for the three and six months ended June 30, 2005 and 2004 and our non-GAAP adjusted operating income for our Company as a whole, our Apparatus and Instrumentation and Capital Equipment Business Segments and our Corporate expenses for the years ended December 31, 1997, 1998, 1999, 2000, 2001, 2002, 2003, and 2004 to the comparable GAAP financial information is included below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

(4) The Company has historically only excluded restructuring expenses for recently acquired Companies.  In this press release and in future releases, we will exclude all restructuring expenses that meet the criteria of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  Prior period information has been reclassified to conform to current presentation.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments and apparatus, used to accelerate drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories.  HBIO sells its products to thousands of researchers in 100 countries through its direct sales force, an 1,100-page catalog, various specialty catalogs and through its distributors, including GE Healthcare (formerly Amersham Biosciences), Fisher Scientific and VWR. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Austria and Belgium with sales facilities in France and Canada.

This press release contains and our conference call may contain forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company’s or management’s beliefs or expectations, the Company’s anticipated future revenues and earnings, the strength of the Company’s market position and business model, the impact of acquisitions, the outlook for the life sciences industry, the Company’s business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company’s products, and the Company’s plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Factors that may cause the Company’s actual results to differ materially from those in the forward-looking statements include the Company’s inability to complete the divestiture of its Capital Equipment Business Segment on attractive terms, the potential loss of business at the Company’s Capital Equipment Business Segment relating to the Company’s decision to divest this business, unanticipated costs or expenses related to the divestiture of the Capital Equipment Business Segment, the Company’s failure to successfully integrate acquired businesses or technologies, expand its product offerings, introduce new products or commercialize new technologies, unanticipated costs relating to acquisitions, decreased demand for the Company’s products due to changes in its customers’ needs, financial position, general economic outlook, or other circumstances, overall economic trends, the timing of our customers’ capital equipment purchases and the seasonal nature of purchasing in Europe, our potential misinterpretation of trends of our capital equipment product lines due to the cyclical nature of this market, economic, political and other risks associated with international revenues and operations, additional costs of complying recent changes in regulatory rules applicable to public companies, our ability to manage our growth, our ability to retain key personnel, competition from our competitors, technological changes resulting in our products becoming obsolete, our ability to meet the financial covenants contained in our credit facility, our ability to protect our intellectual property and operate without infringing on others’ intellectual property, potential costs of any lawsuits to protect or enforce our intellectual property, economic and political conditions generally and those affecting pharmaceutical and biotechnology industries, impact of any impairment of our goodwill or intangible assets, and our acquisition of Genomic Solutions failing to qualify as a tax-free reorganization for federal tax purposes, plus factors described under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended

March 31, 2005 or described in the Company’s other public filings.  The Company’s results may also be affected by factors of which the Company is not currently aware.  The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066.  Press releases may be found on our web site, http://www.harvardbioscience.com.

EXHIBIT #1

HARVARD BIOSCIENCE, INC.

Selected Consolidated Balance Sheet Information

(Unaudited, in thousands)

	June 30,	December 31,
	2005	2004

Assets
Cash and cash equivalents	$13,245	$13,867
Trade receivables	14,641	18,519
Inventories	20,660	25,465
Property, plant and equipment	6,213	7,143
Goodwill and other intangibles	48,964	69,938
Other assets	3,756	4,949
Total assets	$107,479	$139,881

Liabilities
Total current liabilities	$16,517	$16,064
Total liabilities	33,239	35,524
Stockholders’ equity	74,240	104,357
Total liabilities and stockholders’ equity	$107,479	$139,881

EXHIBIT #2

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Product revenues	$21,616	$22,108	$43,820	$43,990
Research revenues	108	352	339	635
Total revenues	21,724	22,460	44,159	44,625

Costs and expenses:
Cost of product revenues	14,859	11,178	26,248	22,766
Sales and marketing expenses	4,346	4,288	8,772	8,586
General and administrative expenses	4,299	3,394	7,630	6,654
Research and development expenses	1,615	1,747	3,502	3,416
Asset abandonments and impairments	17,923	—	17,923	—
Restructuring expenses	967	157	967	421
Amortization of intangible assets	892	1,089	1,788	2,012
Total costs and expenses	44,901	21,853	66,830	43,855
Operating income (loss)	(23,177)	607	(22,671)	770

Other income (expense):
Foreign currency loss	(179)	(26)	(327)	(168)
Interest expense	(232)	(191)	(491)	(378)
Interest income	53	44	119	106
Other, net	7	(18)	167	(65)
Other income (expense), net	(351)	(191)	(532)	(505)

Income before income taxes	(23,528)	416	(23,203)	265
Income tax expense	(3,851)	(118)	(3,974)	(18)
Net income (loss)	$(27,379)	$298	$(27,177)	$247

Income (loss) per share:
Basic	$(0.90)	$0.01	$(0.89)	$0.01
Diluted	$(0.90)	$0.01	$(0.89)	$0.01

Weighted average common shares:
Basic	30,432	30,243	30,423	30,203
Diluted	30,432	31,163	30,423	31,367

EXHIBIT #3

Apparatus and Instrumentation Business Segment
Non-GAAP Adjusted Consolidated Statements of Income Before Taxes

(In thousands, except per share data)

(unaudited)

	Three months ended June 30, 2005			Three months ended June 30, 2004
	US GAAP Results	Adjustments (B)	Adjusted Results (A)	US GAAP Results	Adjustments (C)	Adjusted Results (A)

Product revenues	$16,277	$—	$16,277	$15,626	$—	$15,626
Research revenues	—	—	—	—	—	—
Product Revenues	16,277	—	16,277	15,626	—	15,626

Costs and expenses:
Cost of products revenues	8,283	—	8,283	7,950	(97)	7,853
Sales and marketing expenses	2,041	—	2,041	1,839	(1)	1,838
General and administrative expenses	1,757	—	1,757	1,643	(6)	1,637
Research and development expenses	704	—	704	696	—	696
Asset impairments	—	—	—	—	—	—
Restructuring expenses	302	(302)	—	—	—	—
Amortization of intangible assets	418	(418)	—	591	(591)	—
Total costs and expenses	13,505	(720)	12,785	12,719	(695)	12,024

Operating income	2,772	720	3,492	2,907	695	3,602

Other income (expense), net	(111)	—	(111)	(108)	—	(108)

Income before income taxes	$2,661	$720	$3,381	$2,799	$695	$3,494

	Six months ended June 30, 2005			Six months ended June 30, 2004
	US GAAP Results	Adjustments (B)	Adjusted Results (A)	US GAAP Results	Adjustments (C)	Adjusted Results (A)

Product revenues	$32,412	$—	$32,412	$30,812	$—	$30,812
Research revenues	—	—	—	—	—	—
Total Revenues	32,412	—	32,412	30,812	—	30,812

Costs and expenses:
Cost of products revenues	16,761	—	16,761	15,738	(295)	15,443
Sales and marketing expenses	4,091	—	4,091	3,693	(2)	3,691
General and administrative expenses	3,454	—	3,454	3,251	(8)	3,243
Research and development expenses	1,574	—	1,574	1,321	—	1,321
Asset impairments	—	—	—	—	—	—
Restructuring expenses	302	(302)	—	—	—	—
Amortization of intangible assets	842	(842)	—	1,023	(1,023)	—
Total costs and expenses	27,024	(1,144)	25,880	25,026	(1,328)	23,698

Operating income	5,388	1,144	6,532	5,786	1,328	7,114

Other income (expense), net	(222)	—	(222)	(244)	—	(244)

Income before income taxes	$5,166	$1,144	$6,310	$5,542	$1,328	$6,870

(A)      These Adjusted Consolidated Statements of Income are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP).

(B)        For 2005, reflects the impact of restructuring expenses and amortization of intangibles.

(C)        For 2004, reflects the impact of amortization of intangibles, fair value adjustments to inventory, stock compensation expense.

EXHIBIT #4

Capital Equipment Business Segment

Non-GAAP Adjusted Consolidated Statements of Income Before Taxes

(In thousands, except per share data)

(unaudited)

	Three months ended June 30, 2005			Three months ended June 30, 2004
	US GAAP Results	Adjustments (B)	Adjusted Results (A)	US GAAP Results	Adjustments (C)	Adjusted Results (A)

Product revenues	$5,339	$—	$5,339	$6,482	$—	$6,482
Research revenues	108	—	108	352	—	352
Total Revenues	5,447	—	5,447	6,834	—	6,834

Costs and expenses:
Cost of products revenues	6,576	(3,535)	3,041	3,228	(42)	3,186
Sales and marketing expenses	2,305	—	2,305	2,449	(12)	2,437
General and administrative expenses	1,285	—	1,285	778	(2)	776
Research and development expenses	911	—	911	1,051	—	1,051
Asset impairments	17,923	(17,923)	—	—	—	—
Restructuring expenses	665	(665)	—	157	(157)	—
Amortization of intangible assets	474	(474)	—	498	(498)	—
Total costs and expenses	30,139	(22,597)	7,542	8,161	(711)	7,450

Operating income	(24,692)	22,597	(2,095)	(1,327)	711	(616)

Other income (expense), net	(109)	—	(109)	(17)	—	(17)

Income before income taxes	$(24,801)	$22,597	$(2,204)	$(1,344)	$711	$(633)

	Six months ended June 30, 2005			Six months ended June 30, 2004
	US GAAP Results	Adjustments (B)	Adjusted Results (A)	US GAAP Results	Adjustments (C)	Adjusted Results (A)

Product revenues	$11,408	$—	$11,408	$13,179	$—	$13,179
Research revenues	339	—	339	634	—	634
Total Revenues	11,747	—	11,747	13,813	—	13,813

Costs and expenses:
Cost of products revenues	9,487	(3,535)	5,952	7,028	(190)	6,838
Sales and marketing expenses	4,681	—	4,681	4,893	(12)	4,881
General and administrative expenses	1,822	—	1,822	1,575	(2)	1,573
Research and development expenses	1,928	—	1,928	2,095	—	2,095
Asset impairments	17,923	(17,923)	—	—	—	—
Restructuring expenses	665	(665)	—	421	(421)	—
Amortization of intangible assets	946	(946)	—	989	(989)	—
Total costs and expenses	37,452	(23,069)	14,383	17,001	(1,614)	15,387

Operating income	(25,705)	23,069	(2,636)	(3,188)	1,614	(1,574)

Other income (expense), net	(140)	—	(140)	(99)	—	(99)

Income before income taxes	$(25,845)	$23,069	$(2,776)	$(3,287)	$1,614	$(1,673)

(A)      These Adjusted Consolidated Statements of Income are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP).

(B)        For 2005, reflects the impact of a write-down of discontinued inventory, asset impairments, restructuring expenses, amortization of intangibles.

(C)        For 2004, reflects the impact of amortization of intangibles, fair value adjustments to inventory, stock compensation expense.

EXHIBIT #5

Select Financial Data by Business Segment

(in thousands)	Apparatus and Instrumentation	Capital Equipment	Corporate	Eliminations	Total
Three months ended June 30, 2005

Revenues:
External customer	$16,277	$5,447	$—	$—	$21,724
Intersegment	23	1	—	(24)	—
Total Revenues	16,300	5,448	—	(24)	21,724
Cost of product revenues	8,306	6,577	—	(24)	14,859
Sales and marketing expenses	2,041	2,305	—	—	4,346
General and administrative expenses	1,757	1,285	1,257	—	4,299
Research and development expenses	704	911	—	—	1,615
Asset impairments	—	17,923	—	—	17,923
Restructuring expenses	302	665	—	—	967
Amortization of intangible assets	418	474	—	—	892
Operating income (loss)	2,772	(24,692)	(1,257)	—	(23,177)
Other income (expense), net	(111)	(109)	(131)	—	(351)
Segment assets (as of June 30, 2005)	70,780	36,699	—	—	107,479

Three months ended June 30, 2004

Revenues:
External customer	$15,626	$6,834	$—	$—	$22,460
Intersegment	25	9	—	(34)	—
Total Revenues	15,651	6,843	—	(34)	22,460
Cost of product revenues	7,975	3,237	—	(34)	11,178
Sales and marketing expenses	1,839	2,449	—	—	4,288
General and administrative expenses	1,643	778	973	—	3,394
Research and development expenses	696	1,051	—	—	1,747
Asset impairments	—	—	—	—	—
Restructuring expenses	—	157	—	—	157
Amortization of intangible assets	591	498	—	—	1,089
Operating income (loss)	2,907	(1,327)	(973)	—	607
Other income (expense), net	(108)	(17)	(66)	—	(191)

(in thousands)	Apparatus and Instrumentation	Capital Equipment	Corporate	Eliminations	Total
Six months ended June 30, 2005

Revenues:
External customer	$32,412	$11,747	$—	$—	$44,159
Intersegment	34	—	—	(34)	—
Total Revenues	32,446	11,747	—	(34)	44,159
Cost of product revenues	16,795	9,487	—	(34)	26,248
Sales and marketing expenses	4,091	4,681	—	—	8,772
General and administrative expenses	3,454	1,822	2,354	—	7,630
Research and development expenses	1,574	1,928	—	—	3,502
Asset impairments	—	17,923	—	—	17,923
Restructuring expenses	302	665	—	—	967
Amortization of intangible assets	842	946	—	—	1,788
Operating income (loss)	5,388	(25,705)	(2,354)	—	(22,671)
Other income (expense), net	(222)	(140)	(170)	—	(532)

Six months ended June 30, 2004

Revenues:
External customer	$30,812	$13,813	$—	$—	$44,625
Intersegment	43	107	—	(150)	—
Total Revenues	30,855	13,920	—	(150)	44,625
Cost of product revenues	15,781	7,135	—	(150)	22,766
Sales and marketing expenses	3,693	4,893	—	—	8,586
General and administrative expenses	3,251	1,575	1,828	—	6,654
Research and development expenses	1,321	2,095	—	—	3,416
Asset impairments	—	—	—	—	—
Restructuring expenses	—	421	—	—	421
Amortization of intangible assets	1,023	989	—	—	2,012
Operating income (loss)	5,786	(3,188)	(1,828)	—	770
Other income (expense), net	(244)	(99)	(162)	—	(505)

EXHIBIT #6

Harvard Bioscience, Inc. and Subsidiaries

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income

(unaudited and in thousands)

Consolidated Harvard Bioscience, Inc and Subsidiaries	Years ended December 31,
	1997	1998	1999	2000	2001	2002	2003	2004

US GAAP operating income (loss)	$2,119	$2,412	$1,196	$(10,438)	$(4,661)	$1,641	$7,665	$4,380
Stock compensation expense	—	—	3,284	14,676	2,679	1,269	519	152
Amortization of intangible assets	—	27	368	604	1,744	1,543	2,702	3,446
Fair value adjustments to costs of product sales	—	—	—	—	—	514	840	644
In-process research and development expense	—	—	—	—	5,447	1,551	—	—
Restructuring and severance related expenses	—	—	—	—	460	784	—	—
Non-GAAP adjusted operating income	$2,119	$2,439	$4,848	$4,842	$5,669	$7,302	$11,726	$8,622

Apparatus and Instrumentation Business Segment	Years ended December 31,
	1997	1998	1999	2000	2001	2002	2003	2004

US GAAP operating income (loss)	$2,119	$2,412	$1,196	$4,855	$7,788	$9,678	$10,718	$12,536
Stock compensation expense	—	—	3,284	1,026	585	331	143	69
Amortization of intangible assets	—	27	368	604	956	595	891	1,582
Fair value adjustments to costs of product sales	—	—	—	—	—	—	336	258
In-process research and development expense	—	—	—	—	159	—	—	—
Restructuring and severance related expenses	—	—	—	—	—	474	—	—
Non-GAAP adjusted operating income	$2,119	$2,439	$4,848	$6,485	$9,488	$11,078	$12,088	$14,445

	Years ended December 31,
Capital Equipment Business Segment	1997	1998	1999	2000	2001	2002	2003	2004

US GAAP operating income (loss)	$—	$—	$—	$—	$(7,773)	$(3,784)	$492	$(4,004)
Stock compensation expense	—	—	—	—	23	—	—	83
Amortization of intangible assets	—	—	—	—	788	948	1,811	1,864
Fair value adjustments to costs of product sales	—	—	—	—	—	514	504	386
In-process research and development expense	—	—	—	—	5,288	1,551	—	—
Restructuring and severance related expenses	—	—	—	—	460	310	—	—
Non-GAAP adjusted operating income (loss)	$—	$—	$—	$—	$(1,214)	$(461)	$2,807	$(1,671)

	Years ended December 31,
Corporate Office	1997	1998	1999	2000	2001	2002	2003	2004

US GAAP operating income (loss)	$—	$—	$—	$(15,293)	$(4,676)	$(4,253)	$(3,545)	$(4,152)
Stock compensation expense	—	—	—	13,650	2,071	938	376	—
Amortization of intangible assets	—	—	—	—	—	—	—	—
Fair value adjustments to costs of product sales	—	—	—	—	—	—	—	—
In-process research and development expense	—	—	—	—	—	—	—	—
Restructuring and severance related expenses	—	—	—	—	—	—	—	—
Non-GAAP adjusted operating income (loss)	$—	$—	$—	$(1,643)	$(2,605)	$(3,315)	$(3,169)	$(4,152)